Exhibit 10.2

TRANSFER RESTRICTION AND VOTING AGREEMENT

This TRANSFER RESTRICTION AND VOTING Agreement (this “Agreement”) is made and entered into as of February 8, 2021 by and among between Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the purchaser signature pages hereto (each, including its successors and permitted assigns, the “Purchaser”).

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith among the Company and the Purchasers (the “SPA”), the Company proposes to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, proposes to purchase from the Company, Convertible Promissory Notes of the Company as more fully described therein (the “Convertible Notes”), conditioned upon, among other things, the Company and the Purchasers entering into this Agreement;

NOW, THEREFORE, the Company and the Purchaser agree as follows:

SECTION 1. TRANSFER RESTRICTIONS

(a) Unless otherwise defined herein, “Conversion Shares” and other capitalized terms used herein have the respective meanings set forth in the Convertible Notes.

(b) In addition to any other limitations on the transfer of Conversion Shares under applicable securities laws or otherwise as set forth in the SPA, the Convertible Notes or this Agreement, the Purchaser shall not be entitled to sell, transfer, assign or otherwise dispose of (“Transfer” or “Transferred”) Conversion Shares, or any interest therein, except to a “Permitted Transferee” as defined below.

(c) As used in this Agreement, a “Permitted Transferee” means a (1) a purchaser of Conversion Shares other than an Affiliate of the Purchaser in a transaction executed on a Trading Market or other Principal Market (a “Market Transaction”) or (2) an Affiliate of the Purchaser, or a transferee of Conversion Shares in one or more privately negotiated transactions, provided, in each case, that the Permitted Transferee described in this clause (2) executes a valid undertaking, in form and content satisfactory to the Company, to the effect that the Conversion Shares so Transferred shall remain subject to all of the provisions of this Agreement as though the Permitted Transferee were a party to this Agreement, bound in every respect in the same way as the Purchaser.

(d) Any Transfer or purported Transfer of Conversion Shares in violation of this Section 1 shall be null and void ab initio.

SECTION 2. LEGENDS; STOP TRANSFER

(a) All certificates evidencing Conversion Shares shall bear substantially the following legend in addition to any legend imposed under the SPA or the Convertible Notes:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND VOTING AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER (AS DEFINED THEREIN), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

SECTION 3. VOTING AGREEMENT

The Purchaser agrees that, with respect to any matter presented to the stockholders of the Company for their vote, consent or approval, the Purchaser shall vote the Conversion Shares, or grant or withhold the Purchaser’s consent or approval with respect thereto, and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder of the Company or otherwise, and including, without limitation, attending meetings in person or by proxy for purposes of obtaining a quorum and executing written consents in lieu of meetings), so that the Conversion Shares are voted, or the Purchaser’s consent or approval with respect thereto is granted or withheld, as the case may be, strictly in accordance with the written direction of the Board of Directors of the Company provided to the Purchaser for this purpose. In such written direction shall not have been previously received by the Purchaser with respect to any such matter, the Purchaser shall abstain from voting the Conversion Shares, and refrain from granting the Purchaser’s consent or approval with respect thereto, as to such matter.

SECTION 4. MISCELLANEOUS

4.1 Termination. This Agreement shall terminate and be of no further force or effect with respect to Conversion Shares sold in a bona fide Market Transaction.

4.1 Assignment. Subject to Sections 1(b) and 4.1, this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of law principals.

4.3 Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the Purchaser.

4.4 Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.5 Attorneys’ Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EMMAUS LIFE SCIENCES, INC.

By:	/s/ Yutaka Niihara
	Name:	Yutaka Niihara, M.D., M.P.H.
	Title:	Chairman and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO TRANSFER RESTRICTION AND VOTING AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

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